As filed with the Securities and Exchange Commission on September 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN MIDSTREAM PARTNERS, LP*

AMERICAN MIDSTREAM FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4922	27-0855785
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, TX 77042 (346) 241-3400 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Eric T. Kalamaras 2103 CityWest Blvd., Bldg 4, Suite 800 Houston, TX 77042 (346) 241-3400 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

1221 McKinney Street

Houston, Texas 77010

(346) 718-6600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.50% Senior Notes due 2021	$300,000,000	100%	$300,000,000	$34,770(1)
Subsidiary Guarantees(2)	—	—	—	—

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.
*	Includes certain subsidiaries of American Midstream Partners, LP identified on the following page.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*GUARANTORS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
American Midstream, LLC	Delaware	27-0855925
American Midstream (Alabama Gathering), LLC	Alabama	27-0855785
American Midstream (Alabama Intrastate), LLC	Alabama	27-0855785
American Midstream (AlaTenn), LLC	Alabama	63-0272062
American Midstream (Burns Point), LLC	Delaware	38-3858165
American Midstream (Lavaca), LLC	Delaware	46-4274648
American Midstream (Louisiana Intrastate), LLC	Delaware	71-0890796
American Midstream (Mississippi), LLC	Delaware	71-0890799
American Midstream (SIGCO Intrastate), LLC	Delaware	72-1533364
American Midstream (Tennessee River), LLC	Alabama	63-0935012
American Midstream AMPAN, LLC	Delaware	61-1774458
American Midstream Bakken, LLC	Delaware	61-1707358
American Midstream Blackwater, LLC	Delaware	46-1103342
American Midstream Chatom, LLC	Delaware	80-0828650
American Midstream Chatom Unit 1, LLC	Delaware	45-5558282
American Midstream Chatom Unit 2, LLC	Delaware	90-0862302
American Midstream Costar, LLC	Delaware	45-1447482
American Midstream Delta House, LLC	Delaware	32-0471671
American Midstream East Texas Rail, LLC	Delaware	30-0839932
American Midstream Emerald, LLC	Delaware	30-0930407
American Midstream Gas Solutions, LP	Delaware	20-1708099
American Midstream Gas Solutions GP, LLC	Delaware	30-0707588
American Midstream Gas Solutions LP, LLC	Delaware	80-0770011
American Midstream Madison, LLC	Delaware	90-0904076
American Midstream Marketing, LLC	Delaware	27-0856071
American Midstream Mesquite, LLC	Delaware	35-2517599
American Midstream Midla Reconfiguration, LLC	Delaware	32-0491243
American Midstream Offshore (Seacrest) LP	Texas	52-2384543
American Midstream Onshore Pipelines, LLC	Delaware	76-0410558
American Midstream Permian, LLC	Delaware	46-3877849
American Midstream Piney Woods, LLC	Delaware	36-4830436
American Midstream Republic, LLC	Delaware	30-0836678
American Midstream Terminaling, LLC	Delaware	38-3984171
American Midstream Transtar Gas Processing, LLC	Delaware	45-1158653
AMID Crude Oil Services LLC	Delaware	37-1657938
AMID Crude Oil Storage LLC	Oklahoma	26-1170811
AMID Crude Trucking LLC	Delaware	20-8829835
AMID Energy Products Supply LLC	Delaware	46-4633511
AMID Liquids Trucking LLC	Delaware	46-3146616
AMID Merger LP	Delaware	27-2504700
AMID NLR LLC	Delaware	46-1335040
AMID Payment Services, LLC	Delaware	36-4817299
AMID Refined Products LLC	Delaware	90-0794172
AMID Silver Dollar Pipeline LLC	Delaware	46-3670099
AMID St. Croix LLC	Delaware	47-3466543
AMID Caddo LLC	Delaware	46-1340475
Argo Merger GP Sub, LLC	Delaware	38-4023237
Blackwater Georgia, L.L.C.	Georgia	27-2171764
Blackwater Harvey, LLC	Delaware	46-1103342
Blackwater Investments, Inc.	Delaware	36-4745491
Blackwater Maryland, L.L.C.	Maryland	38-3858701
Blackwater Midstream Corp.	Nevada	26-2590455
Blackwater New Orleans, L.L.C.	Louisiana	26-3333617
Centana Gathering, LLC	Delaware	76-0415304
Centana Oil Gathering, LLC	Delaware	76-0476596

D-Day Offshore Holdings, LLC	Delaware	37-1825887
High Point Gas Gathering, L.L.C.	Texas	30-0601529
High Point Gas Gathering Holdings, LLC	Delaware	27-0855785
High Point Gas Transmission, LLC	Delaware	45-3531669
High Point Gas Transmission Holdings, LLC	Delaware	27-0855785

(1)	The address for each registrant’s principal executive office is 2103 CityWest Blvd., Bldg. 4, Suite 800, Houston, Texas 77042, and the telephone number of each registrant’s principal executive office is (346) 241-3400.

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 20, 2017

PROSPECTUS

American Midstream Partners, LP

American Midstream Finance Corporation

Offer to Exchange

$300,000,000 of 8.50% Senior Notes due 2021

that have been registered under the Securities Act of 1933

for any and all outstanding

$300,000,000 of 8.50% Senior Notes due 2021

that have not been registered under the Securities Act of 1933

The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on                 , 2017 unless extended.

We are offering to exchange up to $300,000,000 aggregate principal amount of our outstanding 8.50% Senior Notes due 2021, or the outstanding notes, for new notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended, or the Securities Act, and are freely transferable, which we refer to herein as the “exchange notes” and, together with the outstanding notes, the “notes”. We issued the outstanding notes on December 28, 2016 in a transaction not requiring registration under the Securities Act. We are offering you the exchange notes in exchange for outstanding notes in order to satisfy our registration obligations from that previous transaction. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture as the outstanding notes. The exchange notes offered hereby, together with any outstanding notes that remain outstanding after the completion of the exchange offer, will be treated as a single class under the indenture governing them.

Please read “Risk Factors” on page 9 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

We will exchange for an equal principal amount of exchange notes all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires. You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in “The Exchange Offer—Procedures for Tendering.” If you fail to tender your outstanding notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

The terms of the exchange notes are substantially identical to the outstanding notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the outstanding notes do not apply to the exchange notes.

Please read “Description of Exchange Notes” for more details on the terms of the exchange notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address: American Midstream Partners, LP, Attention: Investor Relations, 2103 CityWest Blvd., Bldg. 4, Suite 800, Houston, Texas 77042; telephone number: (346) 241-3400. To obtain timely delivery, you must request the information no later than                 , 2017, or the date which is five business days before the expiration date of this offer.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. We may add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference into this prospectus. Because it is abbreviated, this summary does not contain all of the information that is important to you. This prospectus includes information about the exchange offer and the exchange notes and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offer, you should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and the “Risk Factors” section beginning on page 9 of this prospectus. In addition, certain statements include forward-looking information that involves known and unknown risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Unless indicated otherwise in this prospectus or the context requires otherwise, all references to “AMID,” the “Partnership,” “we,” “our” and “us” refer to American Midstream Partners, LP and its consolidated subsidiaries, including American Midstream Finance Corporation (“Finance Corp.”). In sections of this prospectus that describe the notes, references to the “Issuers,” “we,” “our” and “us” refer to American Midstream Partners, LP and American Midstream Finance Corporation, and not to either of their respective subsidiaries or unconsolidated affiliates. References in this prospectus supplement to our “general partner” refer to American Midstream GP, LLC, a Delaware limited liability company and our general partner.

The Partnership

We are a growth-oriented Delaware limited partnership that was formed in August 2009 to own, operate, develop, and acquire a diversified portfolio of midstream energy assets. Through our six reportable segments, (1) gas gathering and processing services, (2) liquid pipelines and services, (3) natural gas transportation services, (4) offshore pipelines and services, (5) terminalling services and (6) until September 1, 2017, propane marketing services, we engage in the business of gathering, treating, processing, and transporting natural gas; gathering, transporting, storing, treating and fractionating natural gas liquids; gathering, storing and transporting crude oil and condensates; storing specialty chemical products; and distributing and selling propane and refined products. Our primary assets are strategically located in some of the most prolific onshore and offshore producing regions and key demand markets in the United States. Our gathering and processing assets are primarily located in (i) the Permian Basin of West Texas, (ii) the Cotton Valley/Haynesville Shale of East Texas, (iii) the Eagle Ford Shale of South Texas, (iv) the Bakken Shale of North Dakota, and (v) offshore in the Gulf of Mexico. Our natural gas transportation, offshore pipelines and terminal assets are in key demand markets in Oklahoma, Alabama, Arkansas, Louisiana, Mississippi and Tennessee and in the Port of New Orleans in Louisiana and the Port of Brunswick in Georgia. We sold our propane marketing services business, through which we distributed and sold propane, on September 1, 2017.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 2103 CityWest Blvd., Bldg. 4, Suite 800, Houston, TX 77042, and our telephone number is (346) 241-3400. Our website is located at www.americanmidstream.com.We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

EXCHANGE OFFER

On December 28, 2016, we completed a private offering of $300 million aggregate principal amount of 8.50% Senior Notes due 2021. As part of that offering, we entered into a registration rights agreement with the purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the outstanding notes. Below is a summary of the exchange offer.

Outstanding Notes	On December 28, 2016, we completed a private placement of $300 million aggregate principal amount of 8.50% Senior Notes due 2021.

Exchange Notes	Notes of the same series, the issuance of which has been registered under the Securities Act. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes. Please read “Description of Exchange Notes.”

Terms of the Exchange Offer	We are offering to exchange a like amount of exchange notes for our outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there is $300 million aggregate principal amount of 8.50% Senior Notes due 2021 outstanding. We will issue exchange notes promptly after the expiration of the exchange offer. Please read “The Exchange Offer—Terms of the Exchange.”

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2017, unless extended.

Procedures for Tendering Outstanding Notes	All of the outstanding notes are held in book-entry form through the facilities of The Depository Trust Company, or DTC. To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration time of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•	DTC has received instructions to exchange your notes; and

•	you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

Letters of transmittal should not be sent to us. Such letters should only be sent to the exchange agent. Questions regarding how to tender outstanding notes and requests for information should be directed to the exchange agent. See “The Exchange Offer—Exchange Agent.”

Guaranteed Delivery Procedures	None.

Acceptance of Outstanding Notes for Exchange; Issuance of Exchange Notes	Subject to the conditions stated in “The Exchange Offer—Conditions to the Exchange Offer,” we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer before the expiration time. The exchange notes will be delivered promptly after the expiration time.

Interest Payments on the Exchange Notes	The exchange notes will bear interest from the date interest was most recently paid on the outstanding notes. If your outstanding notes are accepted for exchange, then you will receive interest on the exchange notes (including any accrued but unpaid additional interest on the outstanding notes) and not on the outstanding notes.

Withdrawal Rights	You may withdraw your tender of outstanding notes at any time prior to the expiration time. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “The Exchange Offer—Withdrawal of Tenders.”

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or SEC policy. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Resales of Exchange Notes	Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

•	you acquire the exchange notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

You may not participate in the exchange offer if you are:

•	an “affiliate” within the meaning of Rule 405 under the Securities Act of us or our subsidiary guarantors; or

•	a broker-dealer that acquired outstanding notes directly from us.

If you fail to satisfy any of the foregoing conditions, you will not be permitted to tender your outstanding notes in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your outstanding notes unless such sale is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes. See “The Exchange Offer—Resales of Exchange Notes.”

Certain U.S. Federal Income Tax Considerations	The exchange of exchange notes for outstanding notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Considerations.”

Exchange Agent	Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. We will pay all expenses incident to the exchange offer. See “Use of Proceeds” and “The Exchange Offer—Fees and Expenses.”

THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes. The terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuers	American Midstream Partners, LP and American Midstream Finance Corporation.

American Midstream Finance Corp. is a wholly-owned subsidiary of American Midstream Partners, LP that has no material assets and was formed for the sole purpose of being a co-issuer of certain of our indebtedness.

Notes Offered	$300,000,000 aggregate principal amount of 8.50% Senior Notes due 2021. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes.

Maturity Date	December 15, 2021.

Interest Rate	8.50% per annum.

Interest Payment Dates	June 15 and December 15 of each year, with the next payment due on December 15, 2017. Interest on the exchange notes will accrue from June 15, 2017, the last interest payment date on which interest was paid on the outstanding notes.

Ranking	The exchange notes will be our general unsecured obligations. The exchange notes will:

•	rank equally in right of payment with all of our existing and future senior indebtedness;

•	be effectively subordinated to any of our secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness;

•	rank senior in right of payment to any of our future subordinated indebtedness; and

•	be structurally subordinated to all indebtedness and other liabilities of our subsidiaries and other entities in which we own an equity interest that do not guarantee the notes.

As of June 30, 2017, we had approximately $1.0 billion of long-term senior indebtedness outstanding, of which approximately $737.0 million was secured and effectively senior to the notes.

Subsidiary Guarantees	The exchange notes will be jointly and severally guaranteed by all of our existing wholly owned subsidiaries that guarantee our obligations under our revolving credit facility. The notes will not be guaranteed by American Midstream Finance Corporation (coissuer of the notes), the JV Subsidiaries (as defined herein) and the Other Non-Guarantor Subsidiaries (as defined herein). As of June 30, 2017, (i) our non-guarantor subsidiaries owned assets with a book value of $79.0 million, or 4% of our consolidated total assets, and had approximately $64.7 million of liabilities, including $58.9 million in aggregate principal amount of senior secured notes due June 30, 2031 that bear interest at a rate of 3.77% per annum issued by Midla Financing, LLC (the “3.77% Senior Notes”) and (ii) we had investments in unconsolidated affiliates that do not guarantee the notes with a book value of $286.5 million (including investments owned by the non-guarantor subsidiaries), or 14% of our consolidated total assets. See “Description of Exchange Notes—Subsidiary Guarantees” and “Description of Exchange Notes—Certain Covenants—Additional Subsidiary Guarantees.”

Each guarantee of the exchange notes will:

•	be a general unsecured obligation of the subsidiary guarantor;

•	rank equally in right of payment with all existing and future senior indebtedness of that subsidiary guarantor;

•	be effectively junior to any secured indebtedness of that subsidiary guarantor, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness;

•	rank senior in right of payment to any future subordinated indebtedness of that subsidiary guarantor; and

•	be structurally subordinated to all indebtedness and other liabilities of any subsidiary or other entity that does not guarantee the notes.

Optional Redemption	At any time prior to December 15, 2018, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 108.500% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption.

On or after December 15, 2018, we may redeem all or part of the notes, in each case at the redemption prices described under “Description of Exchange Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

In addition, prior to December 15, 2018, we may redeem all or part of the notes at a “make-whole” redemption price described under “Description of Exchange Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Mandatory Offer to Purchase	Upon the occurrence of certain change of control events followed by a rating decline, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% (or at our election, a higher percentage) of the aggregate principal amount of the notes, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset dispositions, we will be required to use the net cash proceeds of the asset dispositions to make an offer to purchase the notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur, assume or guarantee additional indebtedness or issue preferred units;

•	create liens to secure indebtedness;

•	pay distributions on equity securities, repurchase equity securities or redeem subordinated securities;

•	make investments;

•	restrict distributions, loans or other asset transfers from our restricted subsidiaries;

•	consolidate with or merger with or into, or sell substantially all of our properties to, another person;

•	sell or otherwise dispose of assets, including equity interests in subsidiaries; and

•	enter into transactions with affiliates.

However, if S&P Global Ratings and Moody’s Investors Service, Inc. assigns the notes an investment grade rating and no default under the indenture exists, we and our subsidiaries will no longer be subject to many of the foregoing covenants.

These covenants are subject to important exceptions and qualifications, which are described under “Description of Exchange Notes—Certain Covenants.”

Trustee	Wells Fargo Bank, National Association.

Governing Law	The exchange notes and the indenture relating to the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York.

Transfer Restrictions; Absence of a Public Market for the Exchange Notes	The exchange notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. We do not intend to make a trading market in the exchange notes after the exchange offer. Therefore, we cannot assure you as to the development of an active market for the exchange notes or as to the liquidity of any such market.

Form of Exchange Notes	The exchange notes will be represented initially by one or more global notes. The global exchange notes will be deposited with the trustee, as custodian for DTC.

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” and all other information contained in this prospectus before deciding to invest in the exchange notes.

RISK FACTORS

Before deciding to participate in the exchange offer, you should consider carefully the risks and uncertainties described below and in Item 1A “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus, together with all of the other information included or incorporated by reference in this prospectus. If any of the described risks actually were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected.

The risks described below are not the only ones facing the Partnership. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Exchange Offer

If you fail to exchange outstanding notes, existing transfer restrictions will remain in effect and the market value of outstanding notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are sold in transactions that are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the currently outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding notes that you continue to hold following completion of the exchange offer.

Risks Related to the Exchange Notes

Our current and future indebtedness levels may limit our flexibility in obtaining additional financing and in pursuing other business opportunities.

As of June 30, 2017, we had approximately $1.0 billion of long-term senior indebtedness outstanding, including the notes, of which approximately $737.0 million was secured and effectively senior to the notes, and total additional borrowing capacity of $189.6 million under our revolving credit facility. We and our subsidiaries may also incur substantial indebtedness in the future. Our level of indebtedness could have important consequences to us, including the following:

•	our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

•	covenants contained in our existing and future credit and debt arrangements will require us to meet financial tests that may affect our flexibility in planning for and reacting to changes in our business, including possible acquisition opportunities;

•	our funds available for operations, future business opportunities and distributions to unitholders will be reduced by that portion of our cash flow required to make principal and interest payments on our indebtedness;

•	our indebtedness level may make us more vulnerable than our competitors with less debt to competitive pressures or a downturn in our business or the economy generally; and

•	our flexibility in responding to changing business and economic conditions may be limited.

Our ability to service our indebtedness will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing distributions to our unitholders, reducing or delaying our business activities, acquisitions, investments and/or capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital or bankruptcy protection. We may not be able to effect any of these remedies on satisfactory terms, or at all.

Master limited partnerships (“MLPs”) do not have the same flexibility as other types of organizations to accumulate cash which may limit cash available to make payments on the exchange notes or to repay them at maturity.

Subject to the limitations on restricted payments in the indenture governing the exchange notes and in our revolving credit facility and any future indebtedness we may incur, we are required by our partnership agreement to distribute all of our “available cash” each quarter to our limited partners and our general partner. Available cash is defined in our partnership agreement and generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures, for anticipated future credit needs subsequent to that quarter, for legal matters and for refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to FERC rate proceeding);

•	comply with applicable law or regulation, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for the current quarter);

•	plus, if our general partner so determines, all or any portion of the cash on hand on the date of distribution of available cash for the quarter, including cash on hand resulting from working capital borrowings made subsequent to the end of such quarter

As a result, we do not accumulate significant amounts of cash and thus do not have the same flexibility as corporations or other entities that do not pay dividends or have complete flexibility regarding the amounts they will distribute to their equity holders. The timing and amount of our distributions could significantly reduce the cash available to pay the principal, premium (if any) and interest on the exchange notes. The board of directors of our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating subsidiaries as it determines are necessary or appropriate.

Although our payment obligations to our unitholders are subordinate to our payment obligations with respect to the exchange notes, we expect that the value of our units would decrease if we decrease the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize and our ability to service our indebtedness, including the exchange notes, may be materially impaired.

Payment of principal and interest on the exchange notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing the indebtedness as well as to the indebtedness of any of our subsidiaries that do not guarantee the exchange notes.

The exchange notes and the guarantees will be our general unsecured obligations and will rank equally in right of payment with all of our and the subsidiary guarantors’ other existing and future senior indebtedness. The exchange notes and the guarantees will be effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness, including the secured indebtedness under our revolving credit facility, to the extent of the value of the assets securing the indebtedness. The exchange notes and the guarantees will rank senior in right of payment to any of our future subordinated indebtedness, and will be structurally subordinated to any indebtedness and other liabilities of any subsidiary or other entity that does not guarantee the exchange notes. As of June 30, 2017, we had approximately $1.0 billion of long-term indebtedness outstanding, $737.0 million of which was secured and effectively senior to the exchange notes. Holders of our secured obligations, including obligations under our revolving credit facility, will have claims that are prior to claims of holders of the exchange notes with respect to the assets securing those obligations. In the event of liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiaries will be available to pay obligations on the exchange notes and the guarantees only after holders of our senior secured indebtedness have been paid the value of the assets securing such indebtedness.

In addition, a number of our subsidiaries will not guarantee the exchange notes, including American Midstream Finance Corporation, the JV Subsidiaries and the Other Non-Guarantor Subsidiaries. As of June 30, 2017, (i) our non-guarantor subsidiaries owned assets with a book value of $79.0 million, or 4% of our consolidated total assets, and had approximately $64.7 million of liabilities, including $58.9 million of 3.77% Senior Notes (as defined herein) and (ii) we had investments in unconsolidated affiliates that do not guarantee the exchange notes with a book value of $286.5 million (including investments owned by the non-guarantor subsidiaries), or 14% of our consolidated total assets. The exchange notes will be structurally junior to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors and of the other entities in which we own an interest that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor or any other entity in which we own an interest that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the exchange notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.

We may not be able to repurchase the exchange notes upon a change of control, and a change of control could result in us facing substantial repayment obligations under our revolving credit facility, the 3.77% Senior Notes and the exchange notes.

Upon occurrence of specific change of control events affecting us followed by a rating decline, the indenture will provide you with the right to require us to repurchase all or any part of your exchange notes with a cash payment equal to 101% (or at our election, a higher percentage) of the aggregate principal amount of exchange notes repurchased, plus accrued and unpaid interest. Our ability to repurchase the exchange notes upon such a change of control event would be limited by our access to funds at the time of the repurchase and the terms of our other debt agreements. In addition, our revolving credit facility contains provisions relating to the change of control of our general partner, our partnership and our operating subsidiaries and the 3.77% Senior Notes contain provisions relating to the change of control of American Midstream Midla Financing, LLC. Upon a change of control event, the lenders under our revolving credit facility have the right to require us to immediately repay the outstanding principal, any accrued and unpaid interest on and any other amounts owed by us under our revolving credit facility and the holders of the 3.77% Senior Notes have the right to require American Midstream Midla

Financing, LLC to repurchase such notes at 101% of the aggregate principal amount of such notes repurchased. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future, in which case the lenders under our revolving credit facility would have the right to foreclose on our assets, which would have a material adverse effect on us. Furthermore, certain change of control events would constitute an event of default under our revolving credit facility and the 3.77% Senior Notes and we might not be able to obtain a waiver of such a default. There is no restriction in our partnership agreement on the ability of our general partner to enter into a transaction which would trigger the change of control provisions of our revolving credit facility agreement, the 3.77% Senior Notes or the indenture governing the exchange notes.

Many of the covenants contained in the indenture will be terminated if the exchange notes are rated investment grade by S&P and Moody’s and no default or event of default has occurred and is continuing.

Many of the covenants in the indenture governing the exchange notes will be terminated if the exchange notes are rated investment grade by S&P and Moody’s and no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions on our units, incur indebtedness and enter into certain other transactions. There can be no assurance that the exchange notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. Please read “Description of Notes—Certain Covenants—Covenant Termination.”

Your ability to transfer the exchange notes may be limited by the absence of a trading market.

The exchange notes will be new securities for which currently there is no trading market. We do not currently intend to apply for listing of the exchange notes on any securities exchange or stock market. Although the initial purchasers have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so. In addition, they may discontinue any such market making at any time without notice. The liquidity of any market for the exchange notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions. Any such disruption may adversely affect the note holders.

Future trading prices of the exchange notes will depend on many factors, including:

•	our and our subsidiaries’ operating performance and financial condition;

•	the interest of the securities dealers in making a market in the exchange notes (or the exchange notes, if any);

•	the market for similar securities; and

•	our ability to complete the offer to exchange the outstanding notes for the exchange notes, if required by the registration rights agreement.

We have a holding company structure in which our subsidiaries and unconsolidated affiliates conduct our operations and own our operating assets, and our ability to make payments on our indebtedness depends on the performance of these entities and their ability to distribute funds to us.

We are a holding company, and our subsidiaries and unconsolidated affiliates conduct all of our operations and own all of our operating assets. We do not have significant assets other than equity in our subsidiaries and unconsolidated affiliates. As a result, our ability to make required payments on the exchange notes depends on the performance of our subsidiaries and these other entities and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our revolving credit facility, the terms of debt and other agreements to which they are a party, their organizational documents and applicable state corporation, limited liability company, limited partnership or similar statutes and other laws and regulations. Moreover, we are a minority owner in several of our unconsolidated affiliates and may not possess the power to cause those entities to make distributions of cash to us. We cannot assure you that the earnings from, or other available assets of, our subsidiaries and other unconsolidated affiliates will be sufficient to enable us to pay principal or interest on the exchange notes when due. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of the exchange notes, or to repurchase the exchange notes upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of our indebtedness, including the exchange notes, or incurring borrowings under our revolving credit facility. If an acceleration of our debt occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing were available, it may be on terms that are less attractive to us than our then-existing credit facilities or it may not be on terms that are acceptable to us.

The indenture governing the exchange notes will contain, and our revolving credit facility contains, certain restrictions which could adversely affect our business, financial condition, results of operations and ability to service our indebtedness, including the exchange notes.

We are dependent upon certain earnings and cash flow generated by our operations in order to meet our debt service obligations. We also depend on our credit facility for working capital and future expansion capital needs and, as necessary, to fund a portion of cash distributions to unitholders. The indenture governing the exchange notes will contain, and our revolving credit facility contains, and any future financing agreements may contain, operating and financial restrictions and covenants that could restrict our ability to finance future operations or capital needs, or to expand or pursue our business activities, which may, in turn, limit our ability to service our indebtedness, including the exchange notes. For example, our revolving credit facility limits our ability to, among other things:

•	incur or guarantee additional indebtedness or issue preferred units;

•	redeem or repurchase units or make distributions under certain circumstances;

•	make certain investments and acquisitions;

•	redeem or repay other debt or make other restricted payments;

•	make capital expenditures above specified amounts;

•	incur certain liens or permit them to exist;

•	enter into certain types of transactions with affiliates;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	create non-guarantor subsidiaries;

•	enter into sale and leaseback transactions;

•	merge or consolidate with another company;

•	transfer, sell or otherwise dispose of assets, including equity interests in our subsidiaries;

•	cancel or modify material contracts;

•	sell our income or receivables;

•	enter into “take-or-pay” contracts; and

•	amend our organizational documents.

We are required to comply with certain financial covenants and ratios in our revolving credit facility, including a consolidated interest coverage ratio, consolidated total leverage ratio and consolidated secured leverage ratio. Our ability to comply with these covenants and ratios in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control, including events and circumstances that may stem from the condition of the financial markets and commodity price levels. Our failure to comply with any of the covenants or ratios under our revolving credit facility could result in a default, which could cause all of our existing indebtedness to become immediately due and payable. If the payment of our indebtedness is accelerated and we are unable to repay the indebtedness in full, our lenders could foreclose on the assets pledged by us and the guarantors under the revolving credit facility. In that case, our assets may be insufficient to repay such indebtedness in full.

Our general partner will not have any liability for the exchange notes.

The indenture governing the exchange notes will provide that our general partner will have no liability for our obligations under the exchange notes. Accordingly, if we and the subsidiary guarantors are unable to make payments on the exchange notes, you will not be able to recover against our general partner.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

•	it could not pay its debts as they became due.

We cannot assure you as to what standard for measuring insolvency a court would apply or that a court would agree with our conclusions.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the exchange notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth the Ratio of Earnings to Fixed Charges for us for each of the periods indicated.

	Six Months Ended June 30,	Fiscal Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings(1) to Fixed Charges(2)	*	*	*	*	*	*

(1)	Earnings available for fixed charges are calculated first, by determining the sum of: (a) income (loss) from continuing operations before income taxes, before adjustment for income or loss from equity investees, (b) fixed charges, as defined below and (c) distributed income of equity investees. From this total, we subtract interest capitalized.

(2)	Fixed charges are calculated as the sum of (a) interest expensed and capitalized, (b) amortization of deferred issuance cost and (c) that portion of rental expense that is representative of the interest factor.

(*)	Earnings for the periods reported were inadequate to cover fixed charges by $56.2 million, $48.1 million, $184.8 million, $69.6 million, $47.2 million and $11.7 million in the six-months ended June 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively.

THE EXCHANGE OFFER

We sold the outstanding notes on December 28, 2016 pursuant to the purchase agreement, dated as of December 13, 2016, by and among us, our subsidiary guarantors and the initial purchasers named therein. The outstanding notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose and Effect of the Exchange Offer

We sold outstanding notes in transactions that were exempt from or not subject to registration requirements under the Securities Act. Accordingly, the outstanding notes are subject to transfer restrictions. In general, you may not offer or sell the outstanding notes unless either they are no longer subject to certain restrictions on transfer or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer will be open for at least 20 business days.

Pursuant to the exchange offer, we will issue the exchange notes in exchange for outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the exchange notes (1) will not be subject to certain restrictions on transfer applicable to the outstanding notes and (2) will not have registration rights or provide for any increase in the interest rate related to the obligation to register. See “Description of Exchange Notes” for more information on the terms of the exchange notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” means any person whose outstanding notes are held of record by The Depository Trust Company, or DTC, who desires to deliver such outstanding notes by book-entry transfer at DTC.

We make no recommendation to the holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of outstanding notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that exchange notes issued in the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders of the outstanding notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the exchange notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	the holders are not “affiliates” of us or our subsidiary guarantors within the meaning of Rule 405 under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange outstanding notes for exchange notes will be required to represent that it meets the above three requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes or any broker-dealer who purchased outstanding notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	may not rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the outstanding notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

Terms of the Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange outstanding notes which are properly tendered at or before the expiration time and not withdrawn as permitted below. Outstanding notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange offer.

As of the date of this prospectus, $300,000,000 in aggregate principal amount of outstanding notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and, if applicable, the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 p.m., New York City time, on                 , 2017. However, we may, in our sole discretion, at any time or various times, extend the period of time for which the exchange offer is open and set a later expiration date. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any outstanding notes by giving written notice of an extension to the holders of outstanding notes as described below. During any extension period, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept outstanding notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and to not accept for exchange any outstanding notes not previously accepted for exchange, if the conditions of the exchange offer specified below under the same headings are not fulfilled. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the outstanding notes. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. In the event of any increase or decrease in the consideration we are offering for the outstanding notes or in the percentage of outstanding notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of outstanding notes. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on the first business day after the previously scheduled expiration time.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. You should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your outstanding notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the outstanding notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the outstanding notes.

If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Determinations Under the Exchange Offer. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which might, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration time.

When We Will Issue Exchange Notes. In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

•	a book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Such notes will be issued promptly following the expiration or termination of the offer.

Return of Outstanding Notes Not Accepted or Exchanged. If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us. By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or our subsidiary guarantors; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration time.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or SEC policy. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

Additionally, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered or Certified Mail:	Air Courier Service:	By Facsimile Transmission:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	(612) 667-6282
Corporate Trust Operations	Corporate Trust Operations
MAC N9300-070	MAC N9300-070	Confirm by Telephone:
P.O. Box 1517 Minneapolis, MN 55480	600 Fourth Street South, 7th Floor Minneapolis, MN 55479	1-800-344-5128

Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by e-mail; however, we may make additional solicitation by mail, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding notes under the Securities Act unless the registration rights agreement requires us to do so.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Company,” “us,” “our” or “we” refers only to American Midstream Partners, LP and not to any of its subsidiaries, the term “Finance Corp.” refers to American Midstream Finance Corporation and the term “Issuers” refers to the Company and Finance Corp. References to the “notes” in this section of the prospectus include both the outstanding notes issued on December 28, 2016 and the exchange notes, unless the context otherwise requires.

The exchange notes will be issued and the outstanding notes were issued under an indenture dated as of December 28, 2016, among American Midstream Partners, LP and American Midstream Finance Corporation, as issuers, the Guarantors (as defined below) party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented to date. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You can find the definition of various terms used in this Description of Exchange Notes under “—Certain Definitions” below.

The following description is a summary of the material provisions of the indenture and the exchange notes. It does not restate those documents in their entirety. We urge you to read the indenture and the exchange notes because they, and not this description, define the rights of Holders of the notes. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

If the exchange offer is consummated, Holders of outstanding notes who do not exchange their outstanding notes for exchange notes will vote together with the Holders of the exchange notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the Holders of these outstanding notes and exchange notes will vote together as a single series for all such purposes. Accordingly, all references in this Description of Exchange Notes to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the outstanding notes is consummated, such percentage in aggregate principal amount of such outstanding notes and the exchange notes then outstanding.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

The notes. The notes:

•	are general unsecured obligations of the Issuers;

•	are equal in right of payment with all existing and future Senior Debt of either of the Issuers;

•	are effectively junior to any secured Indebtedness of either of the Issuers to the extent of the value of the collateral securing such Indebtedness;

•	are senior in right of payment to any future subordinated debt of the Issuers; and

•	are unconditionally guaranteed by the Guarantors on a senior unsecured basis.

The Subsidiary Guarantees. The notes are currently guaranteed by all of our existing wholly owned subsidiaries that guarantee our obligations under our revolving credit facility. The notes will not be guaranteed by Finance Corp., the JV Subsidiaries and the Other Non-Guarantor Subsidiaries.

Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	is equal in right of payment with all existing and future Senior Debt of that Guarantor; and

•	is effectively junior to any secured Indebtedness of that Guarantor to the extent of the value of the collateral securing such Indebtedness;

•	is senior in right of payment to any future subordinated debt of that Guarantor.

Not all of our Subsidiaries guarantee the notes. The JV Subsidiaries and the Other Non-Guarantor Subsidiaries do not guarantee the notes, and under the circumstances described below under the subheading “—Certain Covenants—Additional Subsidiary Guarantees,” in the future one or more of our newly created or acquired Subsidiaries may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of June 30, 2017, (i) our non-guarantor subsidiaries owned assets with a book value of $79.0 million, or 4% of our consolidated total assets, and had approximately $64.7 million of liabilities, including $58.9 million of 3.77% Senior Notes and (ii) we had investments in unconsolidated affiliates that do not guarantee the note with a book value of $286.5 million (including investments owned by the non-guarantor subsidiaries), or 14% of our consolidated total assets.

All of our Subsidiaries are currently “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

The Issuers have issued $300.0 million aggregate principal amount of notes. In addition to the exchange notes offered hereby, the Issuers may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on December 15, 2021.

Interest on the notes accrues at the rate of 8.50% per annum, and is payable semi-annually in arrears on each June 15 and December 15 with the next payment due on December 15, 2017. The Issuers will make each interest payment to the Holders of record on the June 1 and December 1 immediately preceding each interest payment date. If any payment date for the notes is not a Business Day, the payment will be made on the next-succeeding Business Date without additional interest with respect to such delay.

Interest on the notes accrues from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions to an account in the United States. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

Currently, all of our existing wholly owned subsidiaries that guarantee our obligations under our revolving credit facility, other than American Midstream Finance Corporation (coissuer of the notes), the JV Subsidiaries and the Other Non-Guarantor Subsidiaries, have guaranteed the notes on a senior unsecured basis. In the future, the Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described under “—Certain Covenants—Additional Subsidiary Guarantees.” These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Notes—The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees.”

A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of that Guarantor under the notes, the indenture and its Subsidiary Guarantee on terms set forth therein; or

(b)	such transaction does not violate the “Asset Sales” provisions of the indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the covenants described under “Repurchase at the Option of Holders—Asset Sales”;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the covenants described under “Repurchase at the Option of Holders—Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “—Satisfaction and Discharge;”

(5)	upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing; or

(6)	at such time as such Guarantor ceases to guarantee any other Indebtedness of either of the Issuers and any other Guarantor under a Credit Facility other than the notes.

Optional Redemption

At any time prior to December 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings, provided that:

(1)	at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2)	the redemption occurs within 180 days of the date of the closing of each such Equity Offering.

On and after December 15, 2018, the Issuers may on any one or more occasions redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2018	104.250%
2019	102.125%
2020 and thereafter	100.000%

Prior to December 15, 2018, the Issuers may on any one or more occasions redeem all or part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of:

(1)	the principal amount thereof, plus

(2)	the Make Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis (and, in the case of global notes, in accordance with the procedures of DTC).

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be mailed by first class mail (or otherwise sent in accordance with the applicable procedures of DTC) at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be conditioned on one or more conditions precedent specified in the notice.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, subject to satisfaction of any condition specified with respect to such redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “—Optional Redemption,” each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% (or, at the Company’s election, a higher percentage) of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “—Optional Redemption,” the Company will mail (or otherwise send pursuant to the applicable procedures of DTC) a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Settlement Date, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:

(1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

On the Change of Control Settlement Date, the paying agent will mail (or otherwise send pursuant to the applicable procedures of DTC) to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. The indenture provides that, prior to complying with any of the provisions in this “Change of Control” covenant, but in any event no later than the Change of Control Settlement Date, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of notes required by this covenant.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (ii) in connection with a publicly disclosed transaction that would constitute a Change of Control, the Company or a third party has made an offer to purchase all notes properly tendered at a price higher than the Change of Control Payment and has purchased all notes properly tendered in such offer (an “Alternate Offer”). Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer by the Company or a third party may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its

Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and the Company purchases all of the notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment (or Alternate Offer price, in the case of an Alternate Offer) plus, to the extent not included in such payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; the fair market value is determined by the Company’s Board of Directors if the value is $50.0 million or more and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(2) at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash or Cash Equivalents:

(a) any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c), not to exceed the greater of (i) $75.0 million and (ii) 5.0% of the Company’s Consolidated Net Tangible Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(1) to repay, redeem, repurchase or otherwise retire Senior Debt, including notes;

(2) to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;

(3) to acquire a majority of the Voting Stock of a Person primarily engaged in a Permitted Business;

(4) to make capital expenditures; or

(5) to acquire other long-term assets that are used or useful in a Permitted Business.

The requirement of clauses (2), (3), (4) or (5) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person within the time period specified in the preceding paragraph and the investment, acquisition or expenditure is completed within 180 days of the expiration of the time period specified in the preceding paragraph.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

On the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $25.0 million, the Company will make an Asset Sale Offer to all Holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the trustee or agent for such other pari passu Indebtedness shall select such other pari passu Indebtedness to be purchased on a pro rata basis (and in the case of global notes, in accordance with the procedures of DTC). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such conflict.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or within six months of the final Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) Available Cash from Operating Surplus with respect to the Company’s preceding fiscal quarter, plus

(b) 100% of the aggregate net cash proceeds received by the Company (or the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) in each case after the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock), but in each case excluding Equity Interests issued in connection with the JPE Merger, or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

(d) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the date of the indenture (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (6) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on the Company’s common units, preferred units, subordinated units, or incentive distribution rights, plus the related distribution to the General Partner), is less than the sum, without duplication, of:

(a) $125.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) since the date of the indenture, plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the indenture;

(2) the purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement will be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3) the purchase, redemption, defeasance or other acquisition or retirement of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year, with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount;

(6) the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests; or

(7) so long as no Default or Event of Default has occurred and is continuing, any purchase, redemption, retirement, defeasance or other acquisition for value of any subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness plus accrued interest in accordance with provisions similar to the covenant described under “—Repurchase at the Option of Holders—Change of Control” or (ii) at a purchase price not greater than 10% of the principal amount thereof plus accrued interest in accordance with provisions similar to the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; provided that, prior to or simultaneously with such purchase, redemption, retirement, defeasance or other acquisition, the Company shall have complied with the provisions of the indenture described under the caption “—Repurchase at the Option of Holders—Change of Control” or “—Asset Sales,” as the case may be, and repurchased all notes validly tendered for payment in connection with the Change of Control Offer or Asset Sale Offer, as the case may be.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment (or date of declaration thereof) or the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $50.0 million, by an officer of the General Partner and, in the case of amounts over $50.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this “Restricted Payments” covenant, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (7), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred securities, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (11) below:

(1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (a) $900.0 million or (b) $500.0 million plus 30.0% of the Company’s Consolidated Net Tangible Assets;

(2) the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the outstanding notes and the related Subsidiary Guarantees issued on the date of the indenture and (b) the exchange notes and the related Subsidiary Guarantees issued pursuant to any registration rights agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $75.0 million or (b) 5.0% of the Company’s Consolidated Net Tangible Assets at such time;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;

(8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business and consistent with past practice;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(11) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation meeting either one of the financial tests set forth in clause (4) under the caption “—Merger, Consolidation or Sale of Assets;” and

(13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed the greater of (a) $75.0 million or (b) 5.0% of the Company’s Consolidated Net Tangible Assets.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Any Indebtedness under Credit Facilities on the date of the indenture shall be considered incurred under the first paragraph of this covenant.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Subsidiary Guarantees;

(3) applicable law;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices;

(6) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11) any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) any instrument governing Indebtedness of an FERC Subsidiary, provided that such Indebtedness was otherwise permitted by the indenture to be incurred;

(14) the issuance of preferred securities by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof provided that issuance of such securities is permitted pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Capital Stock); and

(15) any other agreement governing Indebtedness of the Company or any Guarantor that is permitted to be incurred by the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the indenture or the Credit Agreement as it exists on the date of the indenture.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1) either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to a supplement to the indenture;

(3) immediately after such transaction no Default or Event of Default exists;

(4) in the case of a transaction involving the Company and not Finance Corp., either

(a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

(5) such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

The restrictions described in the foregoing clause (4) will not apply to (a) any consolidation or merger of the Company with or into one of its Restricted Subsidiaries for any purpose or (b) any sale, assignment, transfer conveyance, lease or other disposition of properties or assets of a Restricted Subsidiary (other than Finance Corp.) to the Company or another Restricted Subsidiary.

Notwithstanding the second preceding paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the following procedures provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes and the indenture pursuant to the terms of the notes and the indenture;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

Notwithstanding anything in the indenture to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2) the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by the Conflicts Committee or a majority of the disinterested members of the Board of Directors.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any transaction or series of related transactions involving aggregate consideration of less than $10.0 million;

(2) any employment, equity award, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(3) transactions between or among any of the Company and its Restricted Subsidiaries;

(4) transactions with a Person that is an Affiliate of the Company (other than an Unrestricted Subsidiary) solely because the Company owns an Equity Interest in such Person;

(5) transactions effected in accordance with the JPE Merger Agreement or other agreements that are identified or incorporated by reference in the offering memorandum relating to the outstanding notes, in each case as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company and its Restricted Subsidiaries in any material respect than the agreement so amended or replaced;

(6) customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(8) Permitted Investments or Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments”;

(9) payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as in effect on the date of the indenture and as it may be amended, provided that any such amendment is not less favorable to the Company in any material respect than the agreement prior to such amendment;

(10) transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person; and

(11) in the case of contracts for gathering, transporting, treating, processing, fractionating, refining, marketing, distributing, storing, terminalling, purchasing, selling, blending or otherwise handling Hydrocarbons or other products, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those available from third parties on an arm’s length basis.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Restricted Payments” or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Additional Subsidiary Guarantees

If, after the date of the indenture, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers or any Guarantor under any Credit Facility, then that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described under “—Subsidiary Guarantees.”

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens”;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in accordance with the definition of that term and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Finance Corp. may not incur Indebtedness unless (1) the Company or a Restricted Subsidiary is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or a Restricted Subsidiary, used to acquire outstanding debt securities issued by the Company or a Restricted Subsidiary or used to repay Indebtedness of the Company as permitted under the covenant described about under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Company will file with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing), and the Company will furnish to the trustee and, upon its prior request, to any of the Holders or Beneficial Owners of notes, within five Business Days of filing, or attempting to file, the same with the SEC:

(1) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing reports on the SEC’s EDGAR filing system will be deemed to satisfy the foregoing delivery requirements.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officers’ certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuers’ compliance with the covenants in the indenture with respect to the furnishing or posting of such reports, information and documents filed with the SEC or EDGAR or on a website or any online data system under the indenture.

Covenant Termination

If at any time (a) the rating assigned to the notes by both S&P and Moody’s is an Investment Grade Rating, (b) no Default has occurred and is continuing under the indenture and (c) the Issuers have delivered to the trustee an officers’ certificate certifying to the foregoing provisions of this sentence (the occurrence of the events described in the foregoing clauses (a), (b) and (c) being collectively referred to as a “Covenant Termination Event”), the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Asset Sales” and the following provisions of the indenture described above under the caption “—Certain Covenants”:

•	“—Restricted Payments”;

•	“—Incurrence of Indebtedness and Issuance of Preferred Stock”;

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

•	“—Transactions with Affiliates”; and

•	“—Business Activities.”

However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control,” and the following provisions of the indenture described above under the caption “—Certain Covenants”:

•	“—Liens”;

•	“—Merger, Consolidation or Sale of Assets” (other than the financial tests set forth in clause (4) of such covenant)”;

•	“—Designation of Restricted and Unrestricted Subsidiaries”;

•	“—Additional Subsidiary Guarantees”;

•	“—Sale and Leaseback Transactions” (other than the financial tests set forth in clauses (l)(a) and (3) of such covenant); and

•	“—Reports.”

The trustee will not have any obligation to monitor the ratings of the notes, the occurrence or date of any Covenant Termination Event and may rely conclusively on the officers’ certificate with respect to the same. The trustee will not have any obligation to notify the Holders of the occurrence or date of any Covenant Termination Event or terminated covenants, but may provide a copy of such officers’ certificate to any Holder of notes upon request.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due of the principal of, or premium, if any, on the notes;

(3) failure by the Company to comply with its obligations to repurchase notes within the time periods set forth, or to consummate a purchase of notes when required, under the provisions described under the captions “—Repurchase at the Option of Holders—Asset Sales” or “—Repurchase at the Option of Holders—Change of Control,” or failure by the Company to comply with its obligations under the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by the Company for 180 days after notice by the trustee or the Holders of at least 25.0% in aggregate principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports;”

(5) failure by the Company for 60 days after notice by the trustee or the Holders of at least 25.0% in aggregate principal amount of the notes then outstanding to comply with any of its other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $25.0 million; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7) failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9) certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to Finance Corp., the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the General Partner or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner

None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”), except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, insolvency or reorganization events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than notice provisions or provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in currency other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

(7) waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of an Issuer’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s properties or assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder in any material respect, provided that any change to conform the indenture to the offering memorandum relating to the outstanding notes, as described in an officers’ certificate, will not be deemed to adversely affect such legal rights in any material respect;

(5) to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens;”

(6) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(7) to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(9) to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants (in the case of non-callable Government Securities), to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption (provided that if such redemption is made as provided in the last paragraph under “—Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make Whole Premium as determined by such date);

(2) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(3) the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the outstanding notes and the Subsidiary Guarantees are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to American Midstream Partners, LP, Attention: Investor Relations, 2103 CityWest Blvd., Bldg. 4, Suite 800, Houston, Texas 77042; telephone number: (346) 241-3400.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a sale and leaseback transaction); provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $15.0 million;

(2) a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

(6) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7) the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “—Certain Covenants—Liens”;

(8) dispositions in connection with Permitted Liens;

(9) the sale or other disposition of Capital Stock or Indebtedness of an Unrestricted Subsidiary of the Company;

(10) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(11) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and

(12) an Asset Swap.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;

(3) with respect to a limited liability company, the board of managers or directors, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the date of the indenture.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Restricted Subsidiary or a Qualifying Owner, which occurrence is followed by a Ratings Decline within 90 days;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner or, if the Company is no longer a limited partnership, the Company, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Ratings Decline within 90 days.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” other than a Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Conflicts Committee” has the meaning assigned to such term in the Partnership Agreement, as such Partnership Agreement is in effect on the date of the indenture, or any successor committee performing an equivalent role.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815 will be excluded;

(5) all extraordinary, unusual or non-recurring items of gain or loss will be excluded; and

(6) any charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 5, 2014, as amended, among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, loan agreements, indentures or other financing arrangements, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature (in each case other than in exchange for Capital Stock of the Company (other than Disqualified Stock)). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company, or other cash equity contribution to the Company, in each case after the date of the indenture.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, which is considered incurred under the first paragraph under the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock” and other than intercompany Indebtedness) in existence on the date of the indenture, until such amounts are repaid.

The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“FERC Subsidiary” means a Restricted Subsidiary of the Company that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereof) under Section 7(c) of the Natural Gas Act of 1938.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(5) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(6) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(7) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or Disqualified Stock or preferred securities of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company,

in each case, on a consolidated basis and determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means American Midstream GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1) the Subsidiaries of the Company, other than Finance Corp., executing the indenture as initial Guarantors; and

(2) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns.

“Hedging Contracts” means, with respect to any specified Person:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” includes crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, sulfur, sulfur derivative products and all constituents, elements or compounds of the foregoing and hydrocarbon and non-hydrocarbon products or byproducts refined, extracted, removed, processed or derived therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

(4) in respect of bankers’ acceptances;

(5) representing Capital Lease Obligations;

(6) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(7) representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term “Indebtedness” excludes any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“JPE” means JP Energy Partners LP, a Delaware limited partnership.

“JPE Merger” means the merger of JPE with Argo Merger Sub, LLC pursuant to the terms of the JPE Merger Agreement.

“JPE Merger Agreement” means the Agreement and Plan of Merger, dated as of October 23, 2016, by and among the Company, the General Partner, JPE, JP Energy GP II LLC, Argo Merger Sub, LLC, and Argo Merger GP Sub, LLC, as amended, modified or supplemented from time to time.

“JV Subsidiaries” means (1) American Panther, LLC, (2) American Midstream EnerTrade, LLC, and (3) American Midstream Mesquite, LLC.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make Whole Premium” means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at December 15, 2018 set forth in the table above under “—Optional Redemption” plus (ii) any required interest payments due on such note through December 15, 2018 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (1) any Asset Sale or (2) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (9) of the definition of Permitted Liens.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Operating Company” means American Midstream, LLC, a Delaware limited liability company, and any successor thereto.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

“Other Non-Guarantor Subsidiaries” means (1) American Midstream Midla Financing Holdings, LLC, (2) American Midstream Midla Financing, LLC, (3) American Midstream (Midla), LLC, (4) Mid Louisiana Gas Transmission, LLC and (5) American Midstream (Bamagas Intrastate), LLC.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Company dated as of April 25, 2016, as amended to the date of the indenture and as such may be further amended, modified or supplemented from time to time.

“Permitted Business” means either (1) gathering, transporting, compressing, treating, processing, refining, marketing, distributing, storing, terminalling, purchasing, selling, blending or otherwise handling Hydrocarbons or other products, or activities or services reasonably related or ancillary thereto including entering into Hedging Contracts in the ordinary course of business and not for speculative purposes to support these businesses and the development, manufacture and sale of equipment or technology related to these activities, or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

(1) either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under “—Certain Covenants—Restricted Payments”) not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1) any Investment in the Company (including, without limitation, through purchases of notes) or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or transaction excluded from the definition thereof) that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7) Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

(8) Permitted Business Investments; and

(9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, do not exceed the greater of $75.0 million or 5.0% of the Company’s Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1) any Lien with respect to the Credit Agreement or any other Credit Facilities;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) any interest or title of a lessor to the property subject to a Capital Lease Obligation or operating lease;

(6) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, Attributable Debt, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7) Liens existing on the date of the indenture;

(8) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10) Liens on storage facilities, pipelines, pipeline facilities or marine vessels that arise by operation of law;

(11) Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of crude oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Permitted Business;

(12) Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(13) Liens securing Obligations of the Issuers or any Guarantor under the notes or the Subsidiary Guarantees, as the case may be;

(14) Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under “—Certain Covenants—Liens;”

(15) Liens to secure performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(16) Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(17) other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (17) does not exceed the greater of $75.0 million or 5.0% of the Company’s Consolidated Net Tangible Assets; and

(18) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (2) through (16) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp. or a Subsidiary Guarantor) if the Company is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the preceding, any Indebtedness incurred under the Credit Agreement pursuant to the covenant “Incurrence of Indebtedness and Issuance of Preferred Stock” shall be subject only to the refinancing provision in the definition of Credit Agreement and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Owners” means (1) ArcLight Capital Partners, LLC and any individuals that are Affiliates of ArcLight Capital Partners, LLC, (2) any Affiliated fund, holding company or investment vehicle (other than a portfolio operating company) of any Person in clause (1), or (3) the Company and its Restricted Subsidiaries.

“Ratings Categories” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or – for S&P, and 1, 2 and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless specified otherwise, references to a Restricted Subsidiary refer to a Restricted Subsidiary of the Company. Notwithstanding anything in the indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

“S&P” refers to S&P Global Ratings, or any successor to the rating agency business thereof.

“Senior Debt” means:

(1) all Indebtedness of the Company or any Restricted Subsidiary outstanding under the Credit Agreement and all obligations under Hedging Contracts with respect thereto;

(2) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

(b) any Indebtedness that is incurred in violation of the indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under the indenture and on the notes.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2018; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2) except as permitted under the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by the then outstanding principal amount of such Indebtedness.

Book-Entry, Delivery and Form

The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants.

Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Indirect access to the DTC system is available to organizations such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the note. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream.

All payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Guarantors, the trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Note, will credit participants’ accounts on the applicable payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. The Company also expects that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The Company expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the applicable Global Note for notes in certificated form (“Certificated Notes”), which it will distribute to its participants and which may be legended as set forth under the heading “Transfer Restrictions.”

The Company understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures described in this section of the prospectus in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Guarantors, the trustee nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days; or

(2)	there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Notes for Certificated Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

CERTAIN UNITED STATED FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the exchange of outstanding notes for exchange notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s outstanding notes for exchange notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result, (1) a holder will not recognize a taxable gain or loss as a result of exchanging such holder’s outstanding notes for exchange notes, (2) the holding period of the exchange notes will include the holding period of the outstanding notes exchanged therefor, and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business; and

•	you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act.

You may not participate in the exchange offer unless:

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or our subsidiary guarantors; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you agree to deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the exchange notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such exchange notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for their own account in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on                 , 2017, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver this prospectus.

We are entitled under the registration rights agreements to suspend the use of this prospectus by broker-dealers if, in our good faith determination, the continued effectiveness of the registration statement and the use of this prospectus would require the public disclosure of material non-public information.

If we suspend the use of this prospectus, the period referred to above during which we have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with certain resales, will be extended by a number of days equal to the period of the suspension and we and the Guarantors will pay additional interest, if required, pursuant to the registration rights agreements.

If you wish to exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Procedures for Tendering—Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such exchange notes.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of such methods of resale; at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP has issued an opinion about the legality of the exchange notes. Certain matters under Alabama, Georgia, Louisiana and Nevada law will be passed upon by Adams and Reese LLP. Certain matters under Maryland law will be passed upon by Miles & Stockbridge P.C., Baltimore, Maryland. Certain matters under Oklahoma law will be passed upon by Conner & Winters LLP, Tulsa, Oklahoma.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to American Midstream Partners, LP’s Current Report on Form 8-K dated September 18, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of American Midstream Partners, LP for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Pinto Offshore Holdings, LLC as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and the period from September 9, 2015 (inception) through December 31, 2015 incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Delta House FPS, LLC as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Delta House Oil and Gas Lateral, LLC as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Destin Pipeline Company, L.L.C. as of and for the year ended December 31, 2016 incorporated in this prospectus by reference to the Annual Report on Form 10-K of American Midstream Partners, LP for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Destin Pipeline Company, L.L.C. as of December 31, 2015 and 2014 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Tri-States NGL Pipeline, L.L.C. as of December 31, 2016 and for the year then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Tri-States NGL Pipeline, L.LC. as of December 31, 2015 and 2014 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Okeanos Gas Gathering Company, LLC as of and for the year ended December 31, 2016 incorporated in this prospectus by reference to the Annual Report on Form 10-K of American Midstream Partners, LP for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Okeanos Gas Gathering Company, LLC as of December 31, 2015 and 2014 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Main Pass Oil Gathering Company, LLC as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Main Pass Oil Gathering Company, LLC as of December 31, 2014 and 2013 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document or incorporated by reference into this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the Public Reference Room.

The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including us, at www.sec.gov. You may also access the Securities and Exchange Commission filings and obtain other information about us through our website, www.americanmidstream.com. The information contained in our website is not incorporated by reference in this prospectus.

The Securities and Exchange allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and alter information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information furnished pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K or the exhibits related thereto under Item 9.01):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 28, 2017 (Part II, Item 6, Part II, Item 7 and Part II, Item 8 have been superseded by recasted information filed by us on a Current Report on Form 8-K on September 18, 2017);

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2017, filed on May 15, 2017, and for the period ended June 30, 2017, filed on August 10, 2017;

•	our Current Reports on Form 8-K, filed on January 4, 2017, January 6, 2017, March 7, 2017, March 8, 2017, March 14, 2017, May 31, 2017, June 1, 2017, July 14, 2017, July 25, 2017, August 9, 2017, August 15, 2017, September 8, 2017, September 11, 2017, September 18, 2017 and September 19, 2017; and

•	our Current Report on Form 8-K/A filed on May 24, 2017 (Exhibit 99.1 has been superseded by recasted information filed by us on a Current Report on Form 8-K on September 18, 2017).

In addition, all documents subsequently filed by AMID pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K or the exhibits related thereto under Item 9.01) after the date of this initial registration statement (of which this prospectus forms a part) and prior to the effectiveness of the registration statement are deemed to be incorporated by reference into, and to be a part of, this registration statement (of which this prospectus forms a part) from the date of filing of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

American Midstream Partners, LP

2103 CityWest Blvd., Bldg. 4, Suite 800

Houston, TX 77042

Attn: Investor Relations

(346) 241-3400

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contain statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of words, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “guidance,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Examples of these risks and uncertainties, many of which are beyond our control, include, but are not limited to, the following:

•	our ability to generate sufficient cash from operations to pay distributions to unitholders;

•	our ability to maintain compliance with financial covenants and ratios in our Credit Facility (as defined herein);

•	our ability to timely and successfully identify, consummate and integrate our current and future acquisitions and complete strategic dispositions, including the realization of all anticipated benefits of any such transaction, which otherwise could negatively impact our future financial performance;

•	the timing and extent of changes in natural gas, crude oil, natural gas liquids, or NGLs, refined products and other commodity prices, interest rates and demand for our services;

•	our ability to access capital to fund growth, including new and amended credit facilities and access to the debt and equity markets, which will depend on general market conditions;

•	our ability to successfully complete expected or pending acquisitions and dispositions;

•	severe weather and other natural phenomena, including their potential impact on demand for the commodities we sell and the operation of company-owned and third party-owned infrastructure;

•	the level of creditworthiness of counterparties to transactions;

•	the level and success of natural gas and crude oil drilling around our assets and our success in connecting natural gas and crude oil supplies to our gathering and processing systems;

•	the volumes of natural gas and crude oil that we gather, process, transport and store, the throughput volume at our refined products terminals and our NGL sales volumes;

•	the fees that we receive for the natural gas, crude oil, refined products and NGL volumes we handle;

•	our success in risk management activities, including the use of derivative financial instruments to hedge commodity and interest rate risks;

•	changes in laws and regulations, particularly with regard to taxes, safety, regulation of over-the-counter derivatives market and entities, and protection of the environment;

•	our failure or our counterparties’ failure to perform on obligations under commodity derivative and financial derivative contracts;

•	the performance of certain of our current and future projects and unconsolidated affiliates that we do not control;

•	the demand for natural gas, crude oil, NGL and refined products by the petrochemical, refining or other industries;

•	our dependence on a relatively small number of customers for a significant portion of our gross margin;

•	general economic, market and business conditions, including industry changes and the impact of consolidations and changes in competition;

•	our ability to renew our gathering, processing, transportation and terminal contracts;

•	our ability to successfully balance our purchases and sales of natural gas;

•	leaks or releases of hydrocarbons into the environment that result in significant costs and liabilities;

•	the adequacy of insurance to cover our losses;

•	our ability to grow through contributions from affiliates, acquisitions or internal growth projects;

•	our management’s history and experience with certain aspects of our business and our ability to hire as well as retain qualified personnel to execute our business strategy;

•	the cost and effectiveness of our remediation efforts with respect to the material weakness discussed in “Item 9A. Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2016;

•	volatility in the price of our common units;

•	security threats such as military campaigns, terrorist attacks, and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

•	the amount of collateral required to be posted from time to time in our transactions.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included in this prospectus will prove to be accurate. Some of these and additional risks and uncertainties that could cause actual results to differ materially from such forward-looking statements are more fully described under the caption “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2016 and other filings we make with the SEC incorporated by reference herein and elsewhere herein and therein. The forward-looking statements in this prospectus speak as of the date indicated on the front cover of this prospectus. Except as may be required by applicable securities laws, we undertake no obligation to publicly update or advise of any change in any forward-looking statement, whether as a result of new information, future events or otherwise.

ANNEX A

LETTER OF TRANSMITTAL

To Tender

Outstanding 8.50% Senior Notes due 2021

of

AMERICAN MIDSTREAM PARTNERS, LP

AMERICAN MIDSTREAM FINANCE CORPORATION

Pursuant to the Exchange Offer and Prospectus dated                 , 2017

The Exchange Agent for the Exchange Offer is:

By Registered or Certified Mail

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9300-070

P.O. Box 1517

Minneapolis, MN 55480

By Regular Mail or Courier

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9300-070

600 Fourth Street South, 7th Floor

Minneapolis, MN 55479

Facsimile Transmission

(612) 667-6282

Confirm by Telephone:

1-800-344-5128

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 8.50% SENIOR NOTES DUE 2021 (THE “OUTSTANDING NOTES”) FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 8.50% SENIOR NOTES DUE 2021 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON                 , 2017 BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

The undersigned hereby acknowledges receipt of the prospectus, dated                 , 2017 (the “Prospectus”), of American Midstream Partners, LP, a Delaware limited partnership, and American Midstream Finance Corporation, a Delaware corporation (the “Issuers”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to exchange their issued and outstanding 8.50% Senior Notes due 2021 (the “Outstanding Notes”) for a like principal amount of their 8.50% Senior Notes due 2021 (the “Exchange Notes”).

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Time” shall mean the latest time and date to which the Issuers extend the Exchange Offer. To extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension. The Issuers will notify the holders of Outstanding Notes of the extension via a press release issued no later than 9:00 a.m. New York City time on the business day after the previously scheduled Expiration Time.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Time, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Outstanding Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of Outstanding Notes.

3. The tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

4. The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “Commission”), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such Exchange Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Exchange Notes.

5. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

a. the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

b. neither you nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes;

c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

d. neither you nor any such other person is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers or the Guarantors; and

e. if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes, you acquired those Outstanding Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the Exchange Notes.

6. If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

7. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

☐  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
●	Address:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Outstanding Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M. New York City time on                 , 2017.

2. Partial Tenders.

Tenders of Outstanding Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and Exchange Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3. Validity of Tenders.

The Issuers will determine in their sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. The Issuers’ determination will be final and binding. The Issuers reserve the absolute right to reject any Outstanding Notes not properly tendered or any Outstanding Notes the Issuers’ acceptance of which might, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any defect, irregularities or conditions of tender as to particular Outstanding Notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Issuers, the Exchange Agent, nor any other person will incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering promptly following the Expiration Time.

American Midstream Partners, LP

American Midstream Finance Corporation

Offer to Exchange

$300,000,000 of 8.500% Senior Notes due 2021

that have been registered under the Securities Act of 1933

for any and all outstanding

$300,000,000 of 8.500% Senior Notes due 2021

that have not been registered under the Securities Act of 1933

PROSPECTUS

                , 2017

Until                 , 2017, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 7.7(a) of the AMID Partnership Agreement, provides that American Midstream Partners, LP (“AMID”) will, to the fullest extent permitted by law but subject to the limitations expressly provided in the AMID Partnership Agreement, indemnify and hold harmless the following persons (together, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity:

•	American Midstream GP, LLC (“AMID GP”);

•	any departing general partner of AMID;

•	any person who is or was an affiliate of AMID GP or any departing general partner of AMID;

•	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of AMID, AMID GP, any departing general partner of AMID, any person who is or was an affiliate of AMID GP or any departing general partner of AMID;

•	any person who is or was serving at the request of AMID GP, any departing general partner of AMID and any person who is or was an affiliate of AMID GP or any departing general partner of AMID as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to AMID or any of its subsidiaries; provided that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services;

•	any person who controls AMID GP any departing general partner of AMID; and

•	any person AMID GP designates as an Indemnitee for purposes of the AMID Partnership Agreement.

provided, that the Indemnitee shall not be indemnified and held harmless pursuant to the AMID Partnership Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the AMID Partnership Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to Section 7.7 of the AMID Partnership Agreement shall be made only out of the assets of the AMID, it being agreed that the AMID GP shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to AMID to enable it to effectuate such indemnification.

Section 7.7(b) of the AMID Partnership Agreement states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) of the AMID Partnership Agreement in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by AMID prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee is not entitled to be indemnified upon receipt by the AMID of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7 of the AMID Partnership Agreement.

Section 7.7(d) of the AMID Partnership Agreement states that AMID may purchase and maintain insurance (or reimburse AMID GP or affiliates for the cost of), on behalf of AMID GP, its affiliates, the Indemnitees and such other persons as AMID GP shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with AMID’s activities or such person’s activities on behalf of AMID, regardless of whether AMID would have the power to indemnify such person against such liability under the provisions of the AMID Partnership Agreement

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Description
3.1	Certificate of Limited Partnership of American Midstream Partners, LP (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Commission File No. 333-173191) filed on March 31, 2011).

3.2	Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated April 25, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on April 29, 2016).

3.3	Amendment No. 1 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated June 21, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on June 22, 2016).

3.4	Amendment No. 2 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated October 31, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on November 4, 2016).

3.5	Amendment No. 3 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated March 8, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on March 8, 2017).

3.6	Composite Agreement of Limited Partnership of American Midstream Partners, LP (filed as Exhibit 3.19 to the Annual Report on Form 10-K (Commission File No. 001-35257) filed on March 28, 2017).

3.7	Amendment No. 4 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated May 25, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on May 31, 2017).

3.8	Amendment No. 5 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated June 30, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on July 14, 2017).

3.9	Amendment No. 6 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated September 7, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on September 11, 2017).

3.10	Certificate of Formation of American Midstream GP, LLC (filed as Exhibit 3.4 to the Registration Statement on Form S-1 (Commission File No. 333-173191) filed on March 31, 2011).

3.11	Fourth Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on August 15, 2017).

3.12	Certificate of Incorporation of American Midstream Finance Corporation (filed as Exhibit 4.6 to the Registration Statement on Form S-3 (Commission File No. 333-183818) filed on September 11, 2012).

3.13*	Certificate of Change of Registered Agent of American Midstream Finance Corporation.

3.14	Bylaws of American Midstream Finance Corporation (filed as Exhibit 4.7 to the Registration Statement on Form S-3 (Commission File No. 333-183818) filed on September 11, 2012).

4.1	Indenture, dated as of December 28, 2016, among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on January 4, 2017).

4.2	Supplemental Indenture, dated as of March 8, 2017, among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on March 14, 2017).

4.3	Second Supplemental Indenture, dated as of September 18, 2017, among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on September 19, 2017).

4.4	Registration Rights Agreement, dated as of December 28, 2016, among the Partnership, the Co-Issuer, the Guarantors named therein and the Initial Purchasers named therein, relating to the Notes (filed as Exhibit 4.2 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on January 4, 2017).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP, as to the legality of the securities being registered.

5.2*	Opinion of Adams and Reese LLP.

5.3*	Opinion of Miles & Stockbridge P.C.

5.4*	Opinion of Conner & Winters LLP.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Auditors—BDO USA, LLP.

23.3*	Consent of Independent Auditors—BDO USA, LLP.

23.4*	Consent of Independent Auditors—BDO USA, LLP.

23.5*	Consent of Independent Auditors—PricewaterhouseCoopers LLP.

23.6*	Consent of Independent Auditors—Ernst & Young LLP.

23.7*	Consent of Independent Auditors—Deloitte & Touche LLP.

23.8*	Consent of Independent Auditors—Ernst & Young LLP.

23.9*	Consent of Independent Auditors—PricewaterhouseCoopers LLP.

23.10*	Consent of Independent Auditors—Ernst & Young LLP.

23.11*	Consent of Independent Auditors—BDO USA, LLP.

23.12*	Consent of Independent Auditors—Ernst & Young LLP.

23.13*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.14*	Consent of Adams and Reese LLP (included in Exhibit 5.2).

23.15*	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.3).

23.16*	Consent of Conner & Winters LLP (included in Exhibit 5.4).

24.1*	Powers of Attorney (included in the signature pages to this registration statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the 8.50% Senior Notes due 2021.

99.1*	Form of Letter to DTC Participants.

99.2*	Form of Letter to Clients.

*	Filed herewith.

(b) Financial Statement Schedules.

Financial statement schedules are omitted because they are not required or the required information is shown in the consolidated financial statements or the notes thereto incorporated by reference in the prospectus that forms a part of this registration statement.

Item 22. Undertakings

The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

8.	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9.	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2017.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric T. Kalamaras, Tom Leslie, and Michael Croney and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities, which are with American Midstream GP, LLC, the general partner of American Midstream Partners, LP, on September 20, 2017.

Signature	Title

/s/ Lynn L. Bourdon III Lynn L. Bourdon III	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Eric T. Kalamaras Eric T. Kalamaras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael Croney Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Stephen W. Bergstrom Stephen W. Bergstrom	Director

/s/ John F. Erhard John F. Erhard	Director

/s/ Peter A. Fasullo Peter A. Fasullo	Director

/s/ Donald R. Kendall, Jr. Donald R. Kendall, Jr.	Director

Signature	Title

/s/ Daniel R. Revers Daniel R. Revers	Director

/s/ Joseph W. Sutton Joseph W. Sutton	Director

/s/ Lucius H. Taylor Lucius H. Taylor	Director

/s/ Gerald A. Tywoniuk Gerald A. Tywoniuk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2017.

AMERICAN MIDSTREAM FINANCE CORPORATION

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric T. Kalamaras, Tom Leslie, and Michael Croney and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on September 20, 2017.

Signature	Title

/s/ Lynn L. Bourdon III Lynn L. Bourdon III	President and Chief Executive Officer (Principal Executive Officer) and Sole Director

/s/ Eric T. Kalamaras Eric T. Kalamaras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael Croney Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2017.

AMERICAN MIDSTREAM, LLC

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric T. Kalamaras, Tom Leslie, and Michael Croney and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities, which are with American Midstream GP, LLC, the general partner of American Midstream Partners, LP, the sole member of American Midstream, LLC, on September 20, 2017.

Signature	Title

/s/ Lynn L. Bourdon III Lynn L. Bourdon III	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Eric T. Kalamaras Eric T. Kalamaras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael Croney Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Stephen W. Bergstrom Stephen W. Bergstrom	Director

/s/ John F. Erhard John F. Erhard	Director

/s/ Peter A. Fasullo Peter A. Fasullo	Director

Signature	Title

/s/ Donald R. Kendall, Jr. Donald R. Kendall, Jr.	Director

/s/ Daniel R. Revers Daniel R. Revers	Director

/s/ Joseph W. Sutton Joseph W. Sutton	Director

/s/ Lucius H. Taylor Lucius H. Taylor	Director

/s/ Gerald A. Tywoniuk Gerald A. Tywoniuk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2017.

AMERICAN MIDSTREAM (ALABAMA GATHERING), LLC
AMERICAN MIDSTREAM (ALABAMA INTRASTATE), LLC
AMERICAN MIDSTREAM (ALATENN), LLC
AMERICAN MIDSTREAM (BURNS POINT), LLC
AMERICAN MIDSTREAM (LAVACA), LLC
AMERICAN MIDSTREAM (LOUISIANA INTRASTATE), LLC
AMERICAN MIDSTREAM (MISSISSIPPI), LLC
AMERICAN MIDSTREAM (SIGCO INTRASTATE), LLC
AMERICAN MIDSTREAM (TENNESSEE RIVER), LLC,
AMERICAN MIDSTREAM AMPAN, LLC
AMERICAN MIDSTREAM BLACKWATER, LLC
AMERICAN MIDSTREAM CHATOM, LLC
AMERICAN MIDSTREAM COSTAR, LLC
AMERICAN MIDSTREAM DELTA HOUSE, LLC
AMERICAN MIDSTREAM EMERALD, LLC
AMERICAN MIDSTREAM MADISON, LLC
AMERICAN MIDSTREAM MARKETING, LLC
AMERICAN MIDSTREAM MIDLA RECONFIGURATION, LLC
AMERICAN MIDSTREAM ONSHORE PIPELINES, LLC
AMERICAN MIDSTREAM PINEY WOODS, LLC
AMERICAN MIDSTREAM REPUBLIC, LLC
AMERICAN MIDSTREAM TERMINALING, LLC
ARGO MERGER GP SUB, LLC
CENTANA GATHERING, LLC
HIGH POINT GAS GATHERING HOLDINGS, LLC
HIGH POINT GAS TRANSMISSION HOLDINGS, LLC

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of each registrant

AMERICAN MIDSTREAM BAKKEN, LLC
AMERICAN MIDSTREAM EAST TEXAS RAIL, LLC
AMERICAN MIDSTREAM GAS SOLUTIONS GP, LLC
AMERICAN MIDSTREAM GAS SOLUTIONS LP, LLC
AMERICAN MIDSTREAM MESQUITE, LLC
AMERICAN MIDSTREAM PERMIAN, LLC
AMERICAN MIDSTREAM TRANSTAR GAS PROCESSING, LLC

By:	AMERICAN MIDSTREAM COSTAR, LLC, its sole member

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of each registrant

AMERICAN MIDSTREAM CHATOM UNIT 1, LLC
AMERICAN MIDSTREAM CHATOM UNIT 2, LLC

By:	AMERICAN MIDSTREAM CHATOM, LLC, its sole member

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of each registrant

AMERICAN MIDSTREAM GAS SOLUTIONS, LP

By:	AMERICAN MIDSTREAM GAS SOLUTIONS GP, LLC, its general partner

By:	AMERICAN MIDSTREAM COSTAR, LLC, its sole member

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

AMERICAN MIDSTREAM OFFSHORE (SEACREST) LP

By:	AMERICAN MIDSTREAM, LLC, its general partner

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

CENTANA OIL GATHERING, LLC

By:	CENTANA GATHERING, LLC, its sole member

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

D-DAY OFFSHORE HOLDINGS, LLC

By:	AMERICAN MIDSTREAM DELTA HOUSE, LLC, its sole member

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

HIGH POINT GAS GATHERING, L.L.C.

By:	HIGH POINT GAS GATHERING HOLDINGS, LLC, its sole member

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

HIGH POINT GAS TRANSMISSION, LLC

By:	HIGH POINT GAS TRANSMISSION HOLDINGS, LLC, its sole member

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

AMID MERGER LP

By:	ARGO MERGER GP SUB, LLC, its general partner

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

AMID CRUDE OIL SERVICES LLC
AMID LIQUIDS TRUCKING LLC
AMID PAYMENT SERVICES, LLC
AMID REFINED PRODUCTS LLC

By:	AMID MERGER LP, its sole member

By:	ARGO MERGER GP SUB, LLC, its general partner

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of each registrant

AMID CRUDE OIL STORAGE LLC
AMID CRUDE TRUCKING LLC
AMID ENERGY PRODUCTS SUPPLY LLC
AMID SILVER DOLLAR PIPELINE LLC

By:	AMID CRUDE OIL SERVICES LLC, its sole member

By:	AMID MERGER LP, its sole member

By:	ARGO MERGER GP SUB, LLC, its general partner

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of each registrant

AMID CADDO LLC
AMID NLR LLC
AMID ST. CROIX LLC

By:	AMID REFINED PRODUCTS LLC, its sole member

By:	AMID MERGER LP, its sole member

By:	ARGO MERGER GP SUB, LLC, its general partner

By:	AMERICAN MIDSTREAM, LLC, its sole member

By:	AMERICAN MIDSTREAM PARTNERS, LP, its sole member

By:	AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of each registrant

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric T. Kalamaras, Tom Leslie, and Michael Croney and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities, which are with American Midstream GP, LLC, the general partner of American Midstream Partners, LP, the sole member of American Midstream, LLC, the direct or indirect sole member of each registrant above, on September 20, 2017.

Signature	Title

/s/ Lynn L. Bourdon III Lynn L. Bourdon III	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Eric T. Kalamaras Eric T. Kalamaras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael Croney Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Stephen W. Bergstrom Stephen W. Bergstrom	Director

/s/ John F. Erhard John F. Erhard	Director

/s/ Peter A. Fasullo Peter A. Fasullo	Director

/s/ Donald R. Kendall, Jr. Donald R. Kendall, Jr.	Director

/s/ Daniel R. Revers Daniel R. Revers	Director

/s/ Joseph W. Sutton Joseph W. Sutton	Director

/s/ Lucius H. Taylor Lucius H. Taylor	Director

/s/ Gerald A. Tywoniuk Gerald A. Tywoniuk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2017.

BLACKWATER INVESTMENTS, INC.
BLACKWATER MIDSTREAM CORP.

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Executive Vice President and officer duly authorized to sign on behalf of each registrant

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric T. Kalamaras, Tom Leslie, and Michael Croney and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on September 20, 2017.

Signature	Title

/s/ Lynn L. Bourdon III Lynn L. Bourdon III	President and Chief Executive Officer (Principal Executive Officer) and Sole Director of each registrant

/s/ Eric T. Kalamaras Eric T. Kalamaras	Executive Vice President (Principal Financial Officer) of each registrant

/s/ Michael Croney Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer) of each registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2017.

BLACKWATER GEORGIA, L.L.C.
BLACKWATER HARVEY, LLC
BLACKWATER MARYLAND, L.L.C.
BLACKWATER NEW ORLEANS, L.L.C.

By:	BLACKWATER MIDSTREAM CORP., its sole member

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Executive Vice President and officer duly authorized to sign on behalf of each registrant

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric T. Kalamaras, Tom Leslie, and Michael Croney and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities, which are with Blackwater Midstream Corp., the sole member of each registrant above, on September 20, 2017.

Signature	Title

/s/ Lynn L. Bourdon III Lynn L. Bourdon III	President and Chief Executive Officer (Principal Executive Officer) and Sole Director

/s/ Eric T. Kalamaras Eric T. Kalamaras	Executive Vice President (Principal Financial Officer)

/s/ Michael Croney Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)